John Tietjen	Edward Nebb
Chief Financial Officer	Investor Relations
Sterling Bancorp	Comm-Counsellors, LLC
john.tietjen@sterlingbancorp.com	enebb@optonline.net
212.757.8035	203.972.8350

STERLING BANCORP REPORTS 2009 RESULTS

Performance Reflects Loan Growth, Increased Net Interest and Noninterest
Income, Lower Expenses

New York, NY, February 1, 2010 – Sterling Bancorp (NYSE: STL), the parent company of New York City-based Sterling National Bank, today reported net income of $9.4 million, or $0.52 per diluted share, for the full year ended December 31, 2009. For the fourth quarter of 2009, Sterling’s net income was $2.6 million, or $0.15 per diluted share.

2009 Full Year and Fourth Quarter Highlights

•	Net interest income increased for the year to $86.6 million from $84.7 million in 2008.

•	Net interest margin was 4.63% on a tax-equivalent basis, up from 4.60% in 2008, largely due to a decrease in costs resulting from Sterling’s funding strategies.

•

Expense management led to a decrease in noninterest expenses, excluding costs for the acquisition of an accounts receivable management, factoring and import trade finance business, industry-wide FDIC assessment and higher pension costs.

•	Pre-tax, pre-provision income rose 26% to $42.2 million, from $33.5 million a year ago.

•

New credit facility approvals totaled approximately $212 million in 2009, with drawings against those facilities of approximately $100 million; total loans in portfolio were $1.2 billion at December 31, 2009.

•	Growth initiative – Sterling acquired an accounts receivable management, factoring and import trade finance business in the 2009 second quarter, driving growth in this area.

•	Strong demand deposit growth of 18% brought demand deposits to $546.3 million at 2009 year-end, representing nearly 35% of total deposits.

•	Capital ratios exceeded regulatory requirements for a well-capitalized institution, with total risk-based capital of 12.75% at December 31, 2009.

•	Credit quality improves – Nonaccrual loans decreased in both the third and fourth quarters of 2009.

Note: Reconciliations of GAAP and non-GAAP data are presented beginning on page 17.

Management Comments

“Sterling’s results for 2009 demonstrate our Company’s fundamental earnings capacity and growth momentum. Pre-tax, pre-provision income for 2009 rose 26% from the prior year, to $42.2 million, which reflects our performance before the effect of a higher provision for loan losses due to the economic downturn. The trend in income was also positive on a sequential basis; pre-tax, pre-provision income for fourth quarter 2009 was $11.6 million, an increase of nearly $1.1 million from the 2009 third quarter. Higher net interest income and noninterest income, along with management of noninterest expenses, were the key factors contributing to income growth,” said Louis J. Cappelli, Sterling’s Chairman and Chief Executive Officer.

“We have continued to provide superior, ‘high-touch’ service throughout this turbulent economic cycle, and have been actively working to do more business with our existing customers while adding a significant number of new relationships. Sterling extended new credit facilities of more than $200 million in 2009. At the same time, lease financing balances have been reduced by $61 million since the start of the year as a prudent response to the recession’s impact on customers for this type of financing, and the leasing portfolio now represents less than 16% of total loans. Our acquisition of an accounts receivable management, factoring and import trade finance business in the 2009 second quarter expanded our presence in that market and provided added resources for our customers. Total deposits grew more than 16% from last year, to nearly $1.6 billion, as strong growth in noninterest-bearing demand deposits and our overall strategies to control funding costs contributed to a high 4.63% net interest margin for the year.”

“The economic environment remains fragile and prospects for a sustainable recovery are still uncertain at this time. In keeping with our traditional practices, Sterling will remain disciplined with respect to underwriting and credit quality.”

“We believe that the current economic cycle will present opportunities to strengthen our existing business relationships, attract new customers and selectively pursue potential acquisitions that complement our business. Sterling is well positioned to benefit from these opportunities. Our business is profitable and growing, and we have a solid capital foundation. We have supported our customers during a difficult period, as we know from experience that borrowers tend to be loyal to the bank with which they have the bulk of their relationship. At the same time, we have expanded our business franchise by extending our services to new clients at a time when our competitors have been distracted by the economic turmoil. And we have a talented, energetic and dedicated team with a sharp focus on serving the needs of businesses, professionals and individuals in the diverse NY marketplace and beyond. We will continue to build on these strengths as the year progresses, and are positioned for future growth,” Mr. Cappelli said.

Full Year 2009 Financial Results

Net income for 2009 was $9.4 million, or $0.52 per diluted share, compared to $16.0 million, or $0.88 per diluted share, for 2008. The decrease in net income was primarily due to a $19.6 million increase in the provision for loan losses and a $4.1 million increase in noninterest expenses, which more than offset a $1.9 million increase in net interest income and a $10.9 million increase in noninterest income.

Pre-tax, pre-provision income increased 26% to $42.2 million for 2009, from $33.5 million for 2008.

Net interest income, on a tax-equivalent basis, was $87.6 million for 2009 compared to $85.1 million for 2008. Net interest income benefitted from higher average loan balances, lower interest-bearing deposit balances and lower funding costs. Those benefits were partially offset by lower yield on loans and investment securities, lower investment securities balances and higher borrowed funds balances.

The net interest margin, on a tax-equivalent basis, rose to 4.63% for 2009, from 4.60% for 2008.

Noninterest income increased to $44.2 million for 2009 from $33.3 million in 2008. This increase reflected higher income from accounts receivable management, factoring and trade finance services; increases in mortgage banking income and deposit fees; and securities gains. Additionally, noninterest income in the 2008 period was offset by other-than-temporary impairment charges related to a debt security and a single-issuer, investment-grade trust preferred security.

Noninterest expenses were $88.5 million for 2009, compared with $84.5 million a year ago. In the 2009 period, the industry-wide FDIC special assessment, additional expenses of the acquired accounts receivable management, factoring and import trade finance business, and an increase in pension expense, all totaling $5.9 million. Excluding such items, noninterest expense decreased $1.9 million from 2008.

The provision for income taxes was $4.9 million for 2009, compared to $9.2 million for 2008.

Fourth Quarter 2009 Financial Results

Sterling’s net income for the 2009 fourth quarter was $2.6 million, or $0.15 per diluted share, compared to $4.0 million, or $0.22 per diluted share, for the fourth quarter of 2008. The decrease in net income was primarily due to a $5.7 million increase in the provision for loan losses, which was partially offset by increases in net interest income and noninterest income, and a decrease in noninterest expenses.

Pre-tax, pre-provision income increased 29% to $11.6 million for the fourth quarter of 2009, from $9.0 million for the year-ago period.

Net interest income, on a tax-equivalent basis, was $22.4 million for the 2009 fourth quarter, up from $21.8 million for the 2008 fourth quarter. Net interest income benefited from higher average loan and investment securities balances, lower borrowed funds balances and lower funding costs due to the Company’s strategy of employing wholesale funding in lieu of higher priced deposits. These benefits were partially offset by lower yield on loans and investment securities due to market rates, and higher interest-bearing deposit balances.

Net interest margin was 4.49% for the 2009 fourth quarter, on a tax-equivalent basis, compared to 4.50% for the same period of 2008.

Noninterest income rose to $10.8 million for the 2009 fourth quarter, from $8.8 million a year ago. This increase reflected higher income from accounts receivable management, factoring and import trade finance services; increases in mortgage banking income and deposit fees; and securities gains.

Noninterest expenses decreased to $21.2 million for the 2009 fourth quarter, versus $21.5 million last year. The decrease was largely due to reduced marketing and advertising expenses and a recapture of previously expensed professional fees. These decreases were partially offset by additional expenses associated with the acquired accounts receivable management, factoring and import trade finance business; higher FDIC deposit insurance premiums and an increase in pension costs. Excluding such items, noninterest expense for the 2009 fourth quarter decreased by 8.6% from the prior year, reflecting Sterling’s cost management efforts.

The provision for income taxes was $1.0 million for the 2009 fourth quarter, compared to $2.7 million for the same period of 2008.

Loans and Deposits

Total loans held in portfolio were $1.2 billion at December 31, 2009. The Company extended approximately $212 million in new credit facilities during 2009, with drawings against these facilities of approximately $100 million.

The Company believes its strong liquidity should provide capacity for further loan growth, as the ratio of portfolio loans to deposits was approximately 75.6% at December 31, 2009.

Total deposits rose 16.4% to $1.6 billion at December 31, 2009. Demand deposits totaled $546.3 million as of that date, and represented 34.6% of total deposits, one of the highest ratios of demand to total deposits in the industry.

Asset Quality

The recession has had a disproportionately negative impact on the small and midsized businesses that constitute much of Sterling’s traditional customer base and, in particular, provide most of its lease financing business. Beginning in 2009, the Company has experienced elevated levels of nonaccrual loans and net charge-offs as compared with its historical experience, particularly in the lease financing portfolio.

Throughout 2009, Sterling has taken prudent action in response to the unprecedented conditions affecting much of the lending industry. The provision for loan losses was increased to $8.0 million for the 2009 fourth quarter, compared to $7.0 million for the

2009 third quarter. Net charge-offs were $7.0 million for the 2009 fourth quarter, compared to $5.7 million for the 2009 third quarter. The 2009 fourth quarter provision exceeded net charge-offs for the period by approximately $900 thousand. The allowance for loan losses has been increased to $19.9 million or 1.66% of loans held in portfolio at December 31, 2009, from $16.0 million or 1.35% a year earlier. Management also has reduced lease financing balances, intensified collection activities, especially with respect to the lease financing portfolio, and has further strengthened underwriting standards and enhanced credit evaluation criteria.

The level of nonaccrual loans decreased to $18.0 million at December 31, 2009, from $19.8 million at September 30, 2009 and $20.6 million at June 30, 2009. Nonaccrual loans at December 31, 2008 were $7.3 million. The ratio of nonaccrual loans to total loans was 1.46% at December 31, 2009; 1.60% at September 30, 2009; and 1.69% at June 30, 2009. This ratio was 0.61% at December 31, 2008.

Capital

Sterling’s capital ratios exceeded all regulatory requirements for well-capitalized institutions at December 31, 2009. The Tier 1 risk-based capital ratio at that date was 11.50% (compared to a requirement of 6.00%), total risk-based capital was 12.75% (requirement of 10.00%), and the Tier 1 leverage ratio was 8.06% (requirement of 5.00%).

The Company’s capital ratios reflect the receipt in December 2008 of $42 million in proceeds from the issuance of preferred stock under the U.S. Treasury Capital Purchase Program. Excluding such proceeds, Sterling’s capital ratios would continue to exceed regulatory requirements for a well-capitalized institution.

Conference Call

Sterling Bancorp will host a teleconference call for the financial community on February 1, 2010, at 10:00 a.m. Eastern Standard Time to discuss the 2009 financial results. To access the conference call live, interested parties may dial 800-398-9398 at least 10 minutes prior to the call.

A replay of the conference call will be available beginning at approximately 1:00 p.m. Eastern Standard Time on February 1, 2010 until 11:59 p.m. Eastern Standard Time on February 11, 2010. To access the replay by telephone, interested parties may dial 800-475-6701 and enter the Access Code 144015.

About Sterling Bancorp

Sterling Bancorp (NYSE: STL) is a New York-based banking and financial services company with assets of more than $2.1 billion. Established in 1929, the Company’s principal banking subsidiary, Sterling National Bank, has successfully served the needs of businesses, professionals and individuals in the NY metropolitan area and beyond. Now in its 80th year, Sterling is well known for its focus on business customers, an extensive and diverse product portfolio and a high-touch, hands-on approach to customer service.

Sterling offers working capital lines, asset-based financing, factoring, accounts receivable financing and management, payroll funding and processing, equipment leasing and financing, commercial and residential mortgages, import trade financing, a wide array of depository products and cash management services, trust and estate administration and custodial account services.

Certain statements in this press release, including but not limited to, statements as to future events, future liquidity, future interest rate risk and operating expenses, statements concerning future results of operations, financial position or dividends, and plans and objectives for future operations, future capital, future liquidity and future growth, statements concerning the economic environment, disciplined underwriting and credit quality, and the Company’s position for future growth and ability to benefit from an economic recovery, and other statements contained herein regarding matters that are not historical facts, are “forward-looking statements” as defined in the Securities Exchange Act of 1934. These statements are not historical facts but instead are subject to numerous assumptions, risks and uncertainties, and represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside its control. Any forward-looking statements the Company may make speak only as of the date on which such statements are made. The Company’s actual results and financial position may differ materially from the anticipated results and financial condition indicated in or implied by these forward-looking statements, and the Company makes no commitment to update or revise forward-looking statements to reflect new information or subsequent events or changes in expectations. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements and Factors that Could Affect Future Results” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and “Cautionary Statement Regarding Forward-Looking Statements” in the Company’s Quarterly Report on form 10-Q for the quarter ended September 30, 2009.

#   #   #

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars and shares in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

GAAP OPERATING HIGHLIGHTS
Net income	$2,637	$4,049	$9,422	$16,006
Dividends on preferred shares and accretion	648	102	2,773	102
Net income available to common shareholders	1,989	3,947	6,649	15,904

Net income available to common shareholders, per average common share:
Basic	0.11	0.22	0.37	0.89
Diluted	0.11	0.22	0.37	0.88

Annualized return on average assets (1)	0.48%	0.77%	0.45%	0.77%
Annualized return on average tangible common equity (2)	10.92%	16.86%	9.94%	16.70%
Annualized return on average stated common equity (3)	8.76%	13.60%	7.96%	13.48%
Net interest margin, tax-equivalent basis	4.49%	4.50%	4.63%	4.60%

Common shares outstanding:
Period end	18,106	18,095	18,106	18,095
Average Basic	18,106	17,938	18,105	17,906
Average Diluted	18,157	18,052	18,126	18,123

NON-GAAP OPERATING HIGHLIGHTS
Adjusted net income	$8,357	$5,381	$27,766	$21,297

Adjusted net income per average common share:
Basic	0.46	0.30	1.53	1.19
Diluted	0.46	0.30	1.53	1.18

Annualized return on average assets (1)	1.51%	1.02%	1.31%	1.03%
Annualized return on average tangible common equity (2)	34.62%	22.40%	29.29%	22.22%
Annualized return on average stated common equity (3)	27.76%	18.07%	23.46%	17.93%
Net interest margin, tax-equivalent basis	4.49%	4.50%	4.63%	4.60%

Common shares outstanding:
Period end	18,106	18,095	18,106	18,095
Average Basic	18,106	17,938	18,105	17,906
Average Diluted	18,157	18,052	18,126	18,123

(1)	Calculated by dividing net income by average assets.

(2)

Average tangible common equity represents average shareholders’ equity less average preferred stock and average goodwill. Calculated by dividing net income by average tangible common equity. See page 18.

(3)	Average stated common equity is equal to average shareholders’ equity less average preferred stock. Calculated by dividing net income by average stated common equity. See page 18.

STERLING BANCORP
Consolidated Financial Highlights
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

BALANCE SHEET HIGHLIGHTS
Period End Balances
Investment securities	$737,065	$793,924	$737,065	$793,924
Loans held for sale	33,889	23,403	33,889	23,403
Loans held in portfolio, net of unearned discount	1,195,415	1,184,585	1,195,415	1,184,585
Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,482	12,705	8,482	12,705
Total earning assets	2,011,809	2,028,566	2,011,809	2,028,566
Allowance for loan losses	19,872	16,010	19,872	16,010
Total assets	2,165,403	2,179,101	2,165,403	2,179,101

Demand deposits	546,337	464,585	546,337	464,585
Savings, NOW and money market deposits	592,015	564,205	592,015	564,205
Time deposits	442,315	329,034	442,315	329,034
Customer repurchase agreements	21,048	44,334	21,048	44,334
Other short-term borrowings	110,806	319,070	110,806	319,070
Long-term borrowings	155,774	175,774	155,774	175,774
Shareholders’ equity	161,950	160,480	161,950	160,480

Average Balances
Investment securities	$741,238	$739,781	$719,485	$744,169
Loans held for sale	34,327	20,423	41,225	23,286
Loans held in portfolio, net of unearned discount	1,191,329	1,163,074	1,154,041	1,120,362
Federal Reserve Bank and Federal Home Loan Bank stock	8,854	14,201	9,487	11,908
Total earning assets	2,033,448	1,944,213	1,961,042	1,905,896
Total assets	2,192,522	2,092,964	2,114,220	2,066,628

Demand deposits	492,305	430,660	441,087	427,105
Savings, NOW and money market deposits	583,454	577,306	562,780	522,807
Time deposits	462,183	346,035	375,742	451,031
Customer repurchase agreements	63,200	96,779	72,892	89,602
Other short-term borrowings	109,465	234,722	198,183	190,238
Long-term borrowings	164,035	175,774	174,981	163,479
Shareholders’ equity	159,461	122,557	158,225	119,791

ASSET QUALITY HIGHLIGHTS
Period End
Net charge-offs	$7,048	$1,918	$23,334	$6,388
Nonaccrual loans	17,977	7,344	17,977	7,344
Other real estate owned	1,385	1,544	1,385	1,544
Nonperforming assets	19,362	8,888	19,362	8,888
Nonaccrual loans/loans (1)	1.46%	0.61%	1.46%	0.61%
Nonperforming assets/assets	0.89%	0.41%	0.89%	0.41%
Allowance for loan losses/loans (2)	1.66%	1.35%	1.66%	1.35%
Allowance for loan losses/nonaccrual loans	110.54%	218.00%	110.54%	218.00%

CAPITAL RATIOS
Period End
Tier 1 risk based	11.50%	12.73%	11.50%	12.73%
Total risk based	12.75%	13.89%	12.75%	13.89%
Leverage	8.06%	8.59%	8.06%	8.59%

Book value per common share (period end)	$6.73	$6.69	$6.73	$6.69

(1)	The term “loans” includes loans held for sale and loans held in portfolio.

(2)	The term “loans” includes loans held in portfolio only.

STERLING BANCORP
Consolidated Balance Sheets
(Unaudited)
(in thousands, except number of shares)

	December 31,

	2009	2008

ASSETS
Cash and due from banks	$24,911	$31,832
Interest-bearing deposits with other banks	36,958	13,949

Investment securities
Available for sale (at estimated fair value)	346,526	492,797
Held to maturity (at amortized cost)	390,539	301,127

Total investment securities	737,065	793,924

Loans held for sale	33,889	23,403

Loans held in portfolio, net of unearned discounts	1,195,415	1,184,585
Less allowance for loan losses	19,872	16,010

Loans held in portfolio, net	1,175,543	1,168,575

Federal Reserve Bank and Federal Home Loan Bank stock, at cost	8,482	12,705

Customers’ liability under acceptances	27	95
Goodwill	22,901	22,901
Premises and equipment, net	9,658	10,668
Other real estate	1,385	1,544
Accrued interest receivable	9,001	8,917
Cash surrender value of life insurance policies	49,009	45,845
Other assets	56,574	44,743

	$2,165,403	$2,179,101

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand	$546,337	$464,585
Savings, NOW and money market	592,015	564,205
Time	442,315	329,034

Total deposits	1,580,667	1,357,824

Securities sold under agreements to repurchase - customers	21,048	44,334
Securities sold under agreements to repurchase - dealers	0	0
Federal funds purchased	41,000	131,000
Commercial paper	17,297	11,732
Short-term borrowings - FHLB	0	75,000
Short-term borrowings - FRB	50,000	100,000
Short-term borrowings - other	2,509	1,338
Long-term borrowings - FHLB	130,000	150,000
Long-term borrowings - subordinated debentures	25,774	25,774
Acceptances outstanding	27	95
Accrued interest payable	1,291	2,046
Due to factored clients	82,401	50,621
Accrued expenses and other liabilities	51,439	68,857

Total liabilities	2,003,453	2,018,621

Shareholders’ equity	161,950	160,480

	$2,165,403	$2,179,101

MEMORANDA
Available for sale securities - amortized cost	$345,718	$489,880
Held to maturity securities - estimated fair value	396,149	305,628
Shares outstanding
Common issued	22,226,425	22,202,419
Common in treasury	4,119,934	4,107,191

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

INTEREST INCOME
Loans	$17,948	$19,237	$71,788	$80,445
Investment securities - available for sale	3,690	5,602	17,441	21,264
Investment securities - held to maturity	4,608	3,664	16,093	15,718
FRB and FHLB stock	126	94	513	594
Federal funds sold	0	0	0	8
Deposits with other banks	39	12	85	42

Total interest income	26,411	28,609	105,920	118,071

INTEREST EXPENSE
Savings, NOW and money market deposits	950	1,693	3,890	6,403
Time deposits	1,851	2,671	7,999	15,105
Securities sold u/a/r - customers	71	348	353	1,855
Securities sold u/a/r - dealers	0	12	0	1,127
Federal funds purchased	8	123	51	899
Commercial paper	12	50	67	461
Short-term borrowings - FHLB	0	313	11	1,309
Short-term borrowings - FRB	42	45	398	47
Short-term borrowings - other	0	7	0	35
Long-term borrowings - FHLB	978	1,147	4,432	4,053
Long-term subordinated debentures	524	524	2,094	2,094

Total interest expense	4,436	6,933	19,295	33,388

Net interest income	21,975	21,676	86,625	84,683
Provision for loan losses	7,950	2,225	27,900	8,325

Net interest income after provision for loan losses	14,025	19,451	58,725	76,358

NONINTEREST INCOME
Accounts receivable management/factoring commissions and other fees	5,222	4,001	18,320	15,713
Service charges on deposit accounts	1,647	1,389	5,943	5,418
Trade finance income	480	412	1,891	1,670
Other customer related service charges and fees	204	285	929	1,121
Mortgage banking income	2,324	1,949	9,476	8,619
Trust fees	84	176	450	571
Income from life insurance policies	270	275	1,098	1,127
Securities gains	401	0	5,561	0
Other than temporary losses	0	0	0	(1,684)
(Loss)/Gain on sale of OREO	(71)	35	(32)	(326)
Other income	252	291	514	1,071

Total noninterest income	10,813	8,813	44,150	33,300

NONINTEREST EXPENSES
Salaries	9,941	10,067	39,875	38,523
Employee benefits	3,142	2,394	12,293	9,893

Total personnel expense	13,083	12,461	52,168	48,416
Occupancy and equipment expenses, net	2,897	2,663	11,278	11,365
Advertising and marketing	571	1,186	3,167	3,914
Professional fees	277	1,991	5,147	7,873
Communications	370	446	1,665	1,757
Deposit insurance	1,094	239	4,153	751
Other expenses	2,881	2,517	10,967	10,400

Total noninterest expenses	21,173	21,503	88,545	84,476

Income before income taxes	3,665	6,761	14,330	25,182
Provision for income taxes	1,028	2,712	4,908	9,176

Net income	2,637	4,049	9,422	16,006
Dividends on preferred shares and accretion	648	102	2,773	102

Net income available to common shareholders	$1,989	$3,947	$6,649	$15,904

STERLING BANCORP
Consolidated Statements of Income
(Unaudited)
(dollars in thousands, except per share data)

(continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

Average number of common shares outstanding
Basic	18,106,491	17,937,557	18,104,619	17,905,997
Diluted	18,157,339	18,052,151	18,126,333	18,122,878

Net income available to common shareholders per average common share
Basic	0.11	0.22	0.37	0.89
Diluted	0.11	0.22	0.37	0.88

Dividends per common share	0.09	0.19	0.56	0.76

NOTE: Certain reclassifications have been made to prior period’s financial data to conform to current financial statement presentations.

STERLING BANCORP
Consolidated Statements of Comprehensive Income
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

Net income	$2,637	$4,049	$9,422	$16,006

Other comprehensive income, net of tax:
Unrealized holding gains (losses) on securities, arising during the period	(1,313)	6,891	3,039	360

Reclassification adjustment for securities (gains) losses included in net income	(219)	(3)	(3,037)	920

Pension liability adjustment	1,935	(7,613)	1,935	(7,613)

Amortization of:
Prior service cost	9	9	36	36
Net actuarial losses	483	161	1,887	850

Comprehensive income	$3,532	$3,494	$13,282	$10,559

STERLING BANCORP
Consolidated Statements of Changes in Shareholders’ Equity
(Unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

Balance, at beginning of period	$160,538	$118,345	$160,480	$121,071
Net income for period	2,637	4,049	9,422	16,006
Preferred shares issued in connection with the US Treasury Capital Purchase Program	0	39,385	0	39,385
Warrants to purchase common shares	0	2,615	0	2,615
Issuance costs of preferred shares and warrants	0	(85)	0	(85)
Common shares issued under stock incentive plan and related tax benefits	0	2,553	209	10,425
Stock option compensation expense	33	33	132	132
Cash dividends-Common shares	(1,628)	(3,426)	(10,131)	(13,675)
Cash dividends-Preferred shares	(525)	0	(1,878)	0
Surrender of shares issued under incentive compensation plan	0	(2,434)	(144)	(9,221)
Change in net unrealized holding gains (losses) on securities	(1,313)	6,891	3,039	360
Reclassification adjustment for securities (gains) losses included in net income	(219)	(3)	(3,037)	920
Pension liability adjustment	1,935	(7,613)	1,935	(7,613)
Adjustment to retained earnings upon adoption of EITF Issue 06-4 effective January 1, 2008	0	0	0	(726)
Amortization of:
Prior service cost	9	9	36	36
Net actuarial losses	483	161	1,887	850

Balance, at end of period	$161,950	$160,480	$161,950	$160,480

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Three Months Ended

	December 31, 2009			December 31, 2008

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$57,700	$39	0.26%	$6,734	$12	0.74%

Investment securities - available for sale	320,955	3,471	4.33	409,403	5,389	5.26
Investment securities - held to maturity	346,114	4,096	4.73	307,372	3,664	4.77
Investment securities - tax exempt [2]	74,169	1,124	6.06	23,006	333	5.80

Total investment securities	741,238	8,691	4.69	739,781	9,386	5.08

FRB and FHLB stock [2]	8,854	127	5.73	14,201	95	2.67

Loans, net of unearned discount [3]	1,225,656	17,948	6.13	1,183,497	19,237	6.62

Total Interest-Earning Assets [2]	2,033,448	26,805	5.40%	1,944,213	28,730	5.96%

Cash and due from banks	34,187			39,061
Allowance for loan losses	(21,179)			(16,457)
Goodwill	22,901			22,901
Other	123,165			103,246

Total Assets	$2,192,522			$2,092,964

Liabilities and Shareholders’ Equity
Interest-bearing deposits
Domestic
Savings	$17,736	3	0.07%	$17,945	11	0.25%
NOW	240,447	220	0.36	215,619	306	0.56
Money market	325,271	727	0.89	343,742	1,376	1.59
Time	461,604	1,849	1.59	345,458	2,669	3.08
Foreign
Time	579	2	1.09	577	2	1.10

Total Interest-Bearing Deposits	1,045,637	2,801	1.06	923,341	4,364	1.88

Borrowings
Securities sold u/a/r - customers	63,200	71	0.45	96,779	348	1.43
Securities sold u/a/r - dealers	0	0	0.00	1,909	12	2.44
Federal funds purchased	24,141	8	0.13	75,362	123	0.64
Commercial paper	15,952	12	0.31	12,248	50	1.62
Short-term borrowings - FHLB	0	0	0.00	108,261	313	1.15
Short-term borrowings - FRB	67,120	42	0.25	34,587	45	0.51
Short-term borrowings - other	2,252	0	0.00	2,355	7	1.28
Long-term borrowings - FHLB	138,261	978	2.81	150,000	1,147	3.04
Long-term borrowings - sub debt	25,774	524	8.38	25,774	524	8.38

Total Borrowings	336,700	1,635	1.94	507,275	2,569	2.02

Total Interest-Bearing Liabilities	1,382,337	4,436	1.28%	1,430,616	6,933	1.93%

Noninterest-bearing demand deposits	492,305			430,660
Other liabilities	158,419			109,131

Total Liabilities	2,033,061			1,970,407

Shareholders’ equity	159,461			122,557

Total Liabilities and Shareholders’ Equity	$2,192,522			$2,092,964

Net interest income/spread [2]		22,369	4.12%		21,797	4.03%

Net yield on interest-earning assets			4.49%			4.50%

Less: Tax-equivalent adjustment		394			121

Net interest income		$21,975			$21,676

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Average Balance Sheets [1]
(Unaudited)
(dollars in thousands)

	Twelve Months Ended

	December 31, 2009			December 31, 2008

	AVERAGE BALANCE	INTEREST	AVERAGE RATE	AVERAGE BALANCE	INTEREST	AVERAGE RATE

Assets
Interest-bearing deposits with other banks	$36,804	$85	0.23%	$5,727	$42	0.74%

Investment securities - available for sale	350,069	16,575	4.73	390,337	20,453	5.24
Investment securities - held to maturity	320,655	15,070	4.70	332,033	15,718	4.73
Investment securities - tax exempt [2]	48,761	2,907	5.96	21,799	1,268	5.82

Total investment securities	719,485	34,552	4.80	744,169	37,439	5.03

FRB and FHLB stock [2]	9,487	516	5.45	11,908	598	5.02
Federal funds sold	0	0	0.00	444	8	1.84
Loans, net of unearned discount [3]	1,195,266	71,788	6.38	1,143,648	80,445	7.37

Total Interest-Earning Assets [2]	1,961,042	106,941	5.65%	1,905,896	118,532	6.40%

Cash and due from banks	31,118			49,269
Allowance for loan losses	(19,107)			(16,087)
Goodwill	22,901			22,901
Other	118,266			104,649

Total Assets	$2,114,220			$2,066,628

Liabilities and Shareholders’ Equity
Interest - bearing deposits
Domestic
Savings	$18,012	18	0.10%	$18,460	59	0.32%
NOW	211,121	620	0.29	239,944	2,306	0.96
Money market	333,647	3,252	0.97	264,403	4,038	1.53
Time	375,164	7,993	2.13	450,455	15,099	3.35
Foreign
Time	578	6	1.09	576	6	1.09

Total Interest-Bearing Deposits	938,522	11,889	1.27	973,838	21,508	2.21

Borrowings
Securities sold u/a/r - customers	72,892	353	0.48	89,602	1,855	2.07
Securities sold u/a/r - dealers	0	0	0.00	41,808	1,127	2.69
Federal funds purchased	25,075	51	0.21	50,368	899	1.79
Commercial paper	13,107	67	0.51	17,806	461	2.59
Short-term borrowings - FHLB	3,411	11	0.31	69,708	1,309	1.88
Short-term borrowings - FRB	154,726	398	0.26	8,841	47	0.53
Short-term borrowings - other	1,864	0	0.00	1,707	35	2.04
Long-term borrowings - FHLB	149,207	4,432	2.97	137,705	4,053	2.94
Long-term borrowings - sub debt	25,774	2,094	8.38	25,774	2,094	8.38

Total Borrowings	446,056	7,406	1.66	443,319	11,880	2.68

Total Interest-Bearing Liabilities	1,384,578	19,295	1.39%	1,417,157	33,388	2.36%

Noninterest-bearing demand deposits	441,087			427,105
Other liabilities	130,330			102,575

Total Liabilities	1,955,995			1,946,837

Shareholders’ equity	158,225			119,791

Total Liabilities and Shareholders’ Equity	$2,114,220			$2,066,628

Net interest income/spread [2]		87,646	4.26%		85,144	4.04%

Net yield on interest-earning assets			4.63%			4.60%

Less: Tax-equivalent adjustment		1,021			461

Net interest income		$86,625			$84,683

[1]

The average balances of assets, liabilities and shareholders’ equity are computed on the basis of daily averages. Average rates are presented on a tax-equivalent basis. Certain reclassifications have been made to prior period amounts to conform to current presentation.

[2]	Interest and/or average rates are presented on a tax-equivalent basis.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease) Three Months Ended December 31, 2009

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$40	$(13)	$27

Investment securities - available for sale	(1,055)	(863)	(1,918)
Investment securities - held to maturity	463	(31)	432
Investment securities - tax exempt	775	16	791

Total investment securities	183	(878)	(695)

FRB and FHLB stock	(46)	78	32

Loans, net of unearned discounts [3]	531	(1,820)	(1,289)

TOTAL INTEREST INCOME	$708	$(2,633)	$(1,925)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$0	$(8)	$(8)
NOW	32	(118)	(86)
Money market	(71)	(578)	(649)
Time	728	(1,548)	(820)
Foreign
Time	0	0	0

Total interest-bearing deposits	689	(2,252)	(1,563)

Borrowings
Securities sold under agreements to repurchase - customers	(93)	(184)	(277)
Securities sold under agreements to repurchase - dealers	(12)	0	(12)
Federal funds purchased	(53)	(62)	(115)
Commercial paper	11	(49)	(38)
Short-term borrowings - FHLB	(313)	0	(313)
Short-term borrowings - FRB	28	(31)	(3)
Short-term borrowings - other	0	(7)	(7)
Long-term borrowings - FHLB	(86)	(83)	(169)
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(518)	(416)	(934)

TOTAL INTEREST EXPENSE	$171	$(2,668)	$(2,497)

NET INTEREST INCOME	$537	$35	$572

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest expense for securities sold under agreements to repurchase-dealers and short-term borrowings-FHLB has been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Rate/Volume Analysis [1]
(Unaudited)
(in thousands)

	Increase/(Decrease) Twelve Months Ended December 31, 2009

	Volume	Rate	Net [2]

INTEREST INCOME
Interest-bearing deposits with other banks	$90	$(47)	$43

Investment securities - available for sale	(2,021)	(1,857)	(3,878)
Investment securities - held to maturity	(553)	(95)	(648)
Investment securities - tax exempt	1,607	32	1,639

Total investment securities	(967)	(1,920)	(2,887)

FRB and FHLB stock	(130)	48	(82)
Federal funds sold	(8)	0	(8)

Loans, net of unearned discounts [3]	3,343	(12,000)	(8,657)

TOTAL INTEREST INCOME	$2,328	$(13,919)	$(11,591)

INTEREST EXPENSE
Interest-bearing deposits
Domestic
Savings	$(1)	$(40)	$(41)
NOW	(252)	(1,434)	(1,686)
Money market	900	(1,686)	(786)
Time	(2,260)	(4,846)	(7,106)
Foreign
Time	0	0	0

Total interest-bearing deposits	(1,613)	(8,006)	(9,619)

Borrowings
Securities sold under agreements to repurchase - customers	(297)	(1,205)	(1,502)
Securities sold under agreements to repurchase - dealers	(1,127)	0	(1,127)
Federal funds purchased	(308)	(540)	(848)
Commercial paper	(98)	(296)	(394)
Short-term borrowings - FHLB	(692)	(606)	(1,298)
Short-term borrowings - FRB	387	(36)	351
Short-term borrowings - other	0	(35)	(35)
Long-term borrowings - FHLB	337	42	379
Long-term borrowings - subordinated debentures	0	0	0

Total borrowings	(1,798)	(2,676)	(4,474)

TOTAL INTEREST EXPENSE	$(3,411)	$(10,682)	$(14,093)

NET INTEREST INCOME	$5,739	$(3,237)	$2,502

[1]	This table is presented on a tax-equivalent basis.

[2]

Changes in interest income and interest expense due to a combination of both volume and rate have been allocated to the change due to volume and the change due to rate in proportion to the relationship of change due solely to each. The change in interest income for Federal funds sold and in interest expense for securities sold under agreements to repurchase-dealers, and short-term borrowings-other has been allocated entirely to the volume variance. The effect of the extra day in 2008 has also been allocated entirely to the volume variance.

[3]	Includes loans held for sale and loans held in portfolio; all loans are domestic. Nonaccrual loans are included in amounts outstanding, and income has been included to the extent earned.

STERLING BANCORP
Reconciliation of GAAP and Adjusted
Net Income
(Unaudited)
(dollars in thousands, except per share data)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s financial results. Adjusted net income excludes the effect of certain items that are unusual and/or difficult to predict. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

Adjusted net income

GAAP net income	$2,637	$4,049	$9,422	$16,006
Adjustments to GAAP net income:
Provision for loan losses	7,950	2,225	27,900	8,325
Tax effect	2,230	893	9,556	3,034

Total adjustments to GAAP net income:	5,720	1,332	18,344	5,291

Adjusted net income	$8,357	$5,381	$27,766	$21,297

Adjusted per share data

Adjusted net income	$8,357	$5,381	$27,766	$21,297

Average number of basic shares outstanding	18,106	17,938	18,105	17,906

Basic earnings, as adjusted	$0.46	$0.30	$1.53	$1.19

Average number of diluted shares outstanding	18,157	18,052	18,126	18,123

Diluted earnings, as adjusted	$0.46	$0.30	$1.53	$1.18

STERLING BANCORP
Reconciliation of Average Shareholders’ Equity and Adjusted
Average Stated and Tangible Common Equity
(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s financial results. Adjusted average tangible common equity excludes average preferred equity, average goodwill and average other intangible assets. Adjusted average stated common equity excludes average preferred equity. Adjusted return on average tangible common equity is calculated by dividing adjusted net income by adjusted average tangible common equity. Adjusted return on average stated common equity is calculated by dividing adjusted net income (annualized) by adjusted average stated common equity. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

Adjusted average tangible common equity

Average shareholders’ equity	$159,461	$122,557	$158,225	$119,791
Less:
Preferred equity	40,039	4,108	39,851	1,032
Goodwill and intangible assets	23,654	22,901	23,565	22,901

Average tangible common equity	$95,768	$95,548	$94,809	$95,858

Adjusted average stated common equity

Average shareholders’ equity	$159,461	$122,557	$158,225	$119,791
Less:
Preferred equity	40,039	4,108	39,851	1,032

Average stated common equity	$119,422	$118,449	$118,374	$118,759

Adjusted return on average tangible common equity

Adjusted net income	$8,357	$5,381	$27,766	$21,297

Average shareholders’ equity	159,461	122,557	158,225	119,791
Less:
Preferred equity	40,039	4,108	39,851	1,032
Goodwill and intangible assets	23,654	22,901	23,565	22,901

Average tangible common equity	$95,768	$95,548	$94,809	$95,858

Adjusted annualized return on average tangible common equity	34.62%	22.40%	29.29%	22.22%

Adjusted return on average stated common equity

Adjusted net income	$8,357	$5,381	$27,766	$21,297

Average shareholders’ equity	$159,461	$122,557	$158,225	$119,791
Less:
Preferred equity	40,039	4,108	39,851	1,032

Average stated common equity	$119,422	$118,449	$118,374	$118,759

Adjusted annualized return on average stated common equity	27.76%	18.07%	23.46%	17.93%

STERLING BANCORP
Reconciliation of GAAP and Adjusted
Pre-tax Income
Noninterest Income and Noninterest Expense

(Unaudited)
(dollars in thousands)

This press release contains certain supplemental financial information, described in the following tables, which has been determined by methods other than U. S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures provide useful supplemental information to both management and investors in evaluating Sterling’s financial results. Pre-tax, pre-provision income and noninterest income excluding securities gains and other than temporary losses exclude the effect of certain items that are unusual and/or difficult to predict. The incremental pension plan expense is calculated by subtracting the pension expense for the 2008 period from the pension expense for the 2009 period. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and Sterling strongly encourages investors to review its consolidated statements in their entirety and not to rely on any single financial measure. Non-GAAP financial measures are not standardized, and, therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures that may have the same or similar names.

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2009	2008	2009	2008

Pre-tax, pre-provision income

GAAP pre-tax income	$3,665	$6,761	$14,330	$25,182
Plus:
Provision for loan losses	7,950	2,225	27,900	8,325

Pre-tax, pre-provision income	$11,615	$8,986	$42,230	$33,507

Noninterest income excluding securities gains and other than temporary losses

Total noninterest income	$10,813	$8,813	$44,150	$33,300
Less (Plus):
Securities gains	401	0	5,561	0
Other than temporary losses	0	0	0	(1,684)

Noninterest income excluding securities gains and other than temporary losses	$10,412	$8,813	$38,589	$34,984

Adjusted noninterest expenses

Total noninterest expenses	$21,173	$21,503	$88,545	$84,476

Less:
Special FDIC assessment	0	0	978	0
Incremental pension plan expense	765	0	2,463	0
Acquired factoring business	744	0	2,505	0

Total adjustments to noninterest expenses	1,509	0	5,946	0

Adjusted noninterest expenses	$19,664	$21,503	$82,599	$84,476